UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: October 9, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

American Airlines, Inc. (the “Company”) is filing herewith as Exhibit 99.1 a press release issued on October 9, 2012 by the Company. This press release was issued to announce that the Company has filed a motion on October 9, 2012 with the United States Bankruptcy Court for the Southern District of New York requesting entry of an order authorizing the Company to, among other things, repay certain existing financings with respect to certain aircraft and to enter into a new financing with respect to such aircraft.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release of American Airlines, Inc. dated October 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 9, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release of American Airlines, Inc. dated October 9, 2012

CONTACT:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Tuesday, Oct. 9, 2012

AMERICAN AIRLINES FILES MOTION SEEKING ORDER TO REPAY CERTAIN AIRCRAFT FINANCINGS AND TO ENTER INTO A NEW AIRCRAFT FINANCING

FORT WORTH, Texas - American Airlines, Inc. (“American”), its parent company, AMR Corporation (“AMR”), and certain of AMR's other subsidiaries today filed a motion with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) requesting entry of an order authorizing American to, among other things:
(i)    obtain postpetition financing in an amount of up to $1.5 billion secured on a first priority basis by, among other things, up to 41 Boeing 737-823 aircraft, 14 Boeing 757-223 aircraft, one Boeing 767-323ER aircraft and 19 Boeing 777-223ER aircraft (each, an “Aircraft” and, collectively, the “Aircraft”) as part of a new enhanced equipment trust certificate (“EETC”) financing (the “New EETC”), and
(ii)    use cash on hand (including proceeds of the New EETC) to indefeasibly repay the existing prepetition obligations secured by the Aircraft, as applicable, which are currently financed through, as the case may be, an EETC financing entered into by American in July 2009 (the “Series 2009-1 Pass Through Certificates” (CUSIP: 023763AA3)), a secured notes financing entered into by American in July 2009 (the “13.0% 2009-2 Senior Secured Notes” (CUSIP: 023771R75)) and an EETC financing entered into by American in October 2011 (the “Series 2011-2 Pass Through Certificates” (CUSIP: 02377VAA0)), in each case without the payment of any make-whole amount or other premium or prepayment penalty.
Subject to, among other things, the entry of such an order by the Bankruptcy Court, American expects the New EETC structure to be substantially similar to the structure of the Series 2011-2 Pass Through Certificates, other than the economic terms (such as the interest rate) and certain terms and conditions to be in effect during its current Chapter 11 bankruptcy case.
The securities expected to be issued in connection with the New EETC will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Such securities will not, at the time of such offering, be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the securities expected to be issued in connection with the New EETC in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers nearly 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.
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Current AMR Corp. news releases can be accessed at http://www.aa.com